Exhibit 4.2

RESALE REGISTRATION RIGHTS AGREEMENT

This Resale Registration Rights Agreement (the “Agreement”) is made as of October 9, 2003 by and among NEKTAR THERAPEUTICS, a Delaware corporation (together with any successor entity, herein referred to as the “Issuer”) and the persons or entities listed on the signature pages hereto (the “Holders” and each individually as a “Holder”).

RECITALS

WHEREAS, each Holder has agreed to acquire from the Issuer 3% Convertible Subordinated Notes due 2010 (the “Notes”);

WHEREAS, the Notes will be convertible into fully paid, nonassessable common stock, par value $0.0001 per share, of the Issuer (the “Common Stock”) on the terms, and subject to the conditions, set forth in the Indenture (as defined herein); and

WHEREAS, to induce each Holder to acquire the Notes, the Issuer has agreed to provide the registration rights set forth in this Agreement.

AGREEMENT

The parties hereby agree as follows:

1.           Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Advice:  As defined in Section 4(c)(ii) hereof.

Agreement:  As defined in the preamble hereto.

Blue Sky Application:  As defined in Section 6(a)(i) hereof.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  A day other than a Saturday or Sunday or any federal holiday in the United States.

Closing Date:  The date of this Agreement.

Commission:  Securities and Exchange Commission.

Common Stock:  As defined in the preamble hereto.

Damages Payment Date:  Each Interest Payment Date.  For purposes of this Agreement, if no Notes are outstanding, “Damages Payment Date” shall mean each June 30 and December 30.

Effectiveness Period:  As defined in Section 2(a)(iii) hereof.

Effectiveness Target Date:  As defined in Section 2(a)(ii) hereof.

Exchange Act:  Securities Exchange Act of 1934, as amended.

Holder:  As defined in the initial paragraph of this Agreement.

Indemnified Holder:  As defined in Section 6(a) hereof.

Indenture:  The Indenture, dated as of the date herewith, by and between the Issuer and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

Interest Payment Date:  As defined in the Indenture.

Issuer:  As defined in the preamble hereto.

Liquidated Damages:  As defined in Section 3(a) hereof.

Majority of Holders:  Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the aggregate principal amount of Notes held by such holder) equal to the aggregate principal amount of Notes converted by such Holder into such shares of Common Stock.

Notes:  As defined in the preamble hereto.

Person:  An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Questionnaire Deadline:  As defined in Section 2(b) hereof.

Record Holder:  With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.  In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, “Record Holder” shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the June 15 or December 15 immediately preceding the Damages Payment Date.

Registration Default:  As defined in Section 3(a) hereof.

Sale Notice:  As defined in Section 4(e) hereof.

Securities Act:  Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 2(a)(i) hereof.

Shelf Registration Statement:  As defined in Section 2(a)(i) hereof.

Suspension Period.  As defined in Section 4(b)(i) hereof.

Transfer Restricted Securities:  Each Note and each share of Common Stock issued upon conversion of Notes until the earlier of:

(i)        the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(ii)       the date on which such Note or such share of Common Stock issued upon conversion (y) is transferred in compliance with Rule 144 under the Securities Act,  or (z) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); provided, that with respect to the condition set forth in (z) above, the Issuer shall have notified the Holder of its willingness to remove the restricted securities legends placed on such securities as required by the terms of the Indenture upon the request of the Holder; or

(iii)      the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2.             Shelf Registration.

(a)           The Issuer shall:

(i)        not later than 45 days after the date hereof (the “Shelf Filing Deadline”), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

(ii)       use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable thereafter (the “Effectiveness Target Date”); and

(iii)      use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities

Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the “Effectiveness Period”) of:

(A)       two (2) years after the date hereof; provided, that such period shall be extended to the extent the Issuer shall not have notified the Holder of its willingness to remove the restricted securities legends placed on such securities as required by the terms of the Indenture upon the request of the Holder; or

(B)       such shorter period that will terminate when (w) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto; provided, that the Issuer shall have notified the Holder of its willingness to remove the restricted securities legends placed on such securities as required by the terms of the Indenture upon the request of the Holders, (x) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise),  (y) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold or (z) all Notes and Conversion Shares cease to be Transfer Restricted Securities.

(b)           No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer in writing, prior to or on the 15th day after becoming a party to this Agreement (the “Questionnaire Deadline”), a complete and accurate questionnaire in substantially the form of Exhibit A hereto and such other information as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or the Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws.  Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

3.             Liquidated Damages.

(a)           If:

(i)        the Shelf Registration Statement has not been declared effective by the Commission prior to or on the date 210 days after the date of this Agreement;

(ii)       subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by the filing of a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, upon effectiveness, cures such failure; or

(iii)      prior to or on the 45th, 60th or 90th day, as the case may be, of any Suspension Period, such suspension has not been terminated,

(each such event referred to in foregoing clauses (i) through (iii), a “Registration Default”), the Issuer hereby agrees to pay additional interest as liquidated damages (“Liquidated Damages”) with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured:

(A)       in respect of the Notes, to each holder of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the principal amount of the Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the Notes; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the principal amount of the Notes; and

(B)       in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to 0.25% of the principal amount of the converted Notes, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to 0.50% of the principal amount of the converted Notes; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the principal amount of the converted Notes.

(c)           All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check.  Following the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Liquidated Damages with respect to such Note or share of Common Stock will cease.  All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

(d)           The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

4.             Registration Procedures.

(a)           In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

(b)           In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

(i)        Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.  Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders:

(x)       for a period (each such period, a “Suspension Period”)  not to exceed an aggregate of 45 days in any 90-day if (A) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Issuer reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole); provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer’s ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period; or

(y)      upon the filing of any post-effective amendment required to be filed by the Issuer pursuant to the Issuer’s obligations under Section 4(b)(iv) until such time as such post-effective amendment is declared effective.

(ii)       Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

(iii)      Advise the selling Holders promptly (but in any event within five (5) Business Days) and, if requested by any Holder, to confirm such advice in writing:

(A)       when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

(B)       of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

(C)       of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

(D)       of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(iv)     If requested by any selling Holders, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders, if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the “Plan of Distribution” of the Transfer Restricted Securities, or (2) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.  Notwithstanding the foregoing, following the effective date of the Shelf Registration Statement, the Issuer shall not be required to file at the request of the Holders more than one such supplement or post-effective amendment to reflect (x) changes in the amount of Notes held by or the identity of any Holder, or (y) the addition of any Holder, in any 30-day period.

(v)      Make available to each selling Holder, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

(vi)     Make available to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

(vii)    Cooperate with the selling Holders in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

(viii)   Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two (2) Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

(ix)      Use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities.

(x)       Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(xi)      Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

(xii)     Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

(xiii)    Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

(c)           Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

(i)        such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(x) hereof; or

(ii)       such Holder is advised in writing (the “Advice”) by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, each Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

(d)           Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Issuer in writing, within 15 days after becoming a party hereto, a complete and accurate questionnaire in substantially the form set forth as Exhibit A hereto and such other information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Holders that do not complete the questionnaire and deliver it to the Issuer on or prior to the Questionnaire Deadline shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.  Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Issuer in writing such other information as the Issuer may from time to time reasonably request in writing.

(e)           Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Issuer at least three (3) Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a “Sale Notice”), which notice shall be effective for five (5) Business Days.  Each Holder of this Security, by accepting the same, agrees to hold any communication by the Issuer in response to a Sale Notice in confidence.  Upon any transfer of Transfer Restricted Securities pursuant to the Shelf Registration Statement, each Holder shall comply with all such Holder’s obligations relating to delivery of the Prospectus under applicable securities laws.  The Issuer and its representatives shall be entitled to rely on the foregoing covenant as evidence of compliance with such obligations by such Holder in connection with (i) any instruction requested of it in connection with such transfer by the Trustee of the Notes or the transfer agent of the Common Stock or (ii) any representation made by the Issuer or such representative to any governing authority, including, the Commission or NASD.

5.             Registration Expenses.  All expenses incident to the Issuer’s performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, which shall include:

(a)           all registration and filing fees and expenses (including filings made by any Holders with the NASD);

(b)           all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(c)           all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes), messenger and delivery services and telephone charges;

(d)           all fees and disbursements of counsel to the Issuer;

(e)           all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(f)            all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

6.             Indemnification and Contribution.

(a)           The Issuer shall indemnify and hold harmless each Holder, such Holder’s officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an “Indemnified Holder”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

(i)        any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or

(ii)       the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein.  The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Indemnified Holder.

(b)           Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its officers and employees and each person, if any, who controls the Issuer within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

(i)        any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

(ii)       the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Issuer and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Issuer and any such officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that a Majority of Holders shall have the right to employ a single counsel to represent jointly a Majority of Holders and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by a Majority of Holders against the Issuer under this Section 6, if a Majority of Holders shall have reasonably concluded that there may be one or more legal defenses available to them and their respective officers, employees and controlling persons that are different from or additional to those available to the Issuer and its officers, employees and controlling persons, the fees and expenses of a single separate counsel shall be paid by the Issuer.  No indemnifying party shall:

(i)        without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or

(ii)       be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

(i)        in such proportion as is appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

(ii)       if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Issuer on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Issuer, on the one hand, bear to the total proceeds received by such Holder with respect to its sale if Transfer Restricted Securities on the other.

The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, or defending or preparing to defend any such litigation, investigation or proceeding by any governmental agency or body, or commenced or threatened action or claim.  Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute as provided in this Section 6(d) are several and not joint.

7.             Selection of Underwriters.  In the event any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement proposes to dispose of such Transfer Restricted Securities through an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

8.             Miscellaneous.

(a)           Amendments and Waivers. Except as set forth pursuant to Section 8(c) and Section 8(i) hereto, this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders.

(b)           Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), electronic mail, telex, telecopier, or air courier guaranteeing overnight delivery:

(i)        if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

(ii)       if to the Issuer:

Nektar Therapeutics
150 Industrial Road
San Carlos, California 94070
Attention: Secretary

With a copy to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention:  John M. Geschke, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or electronically mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(c)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation assignees of the Holders of Transfer Restricted Securities.  The rights to cause the Issuer to register Transfer Restricted Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Transfer Restricted Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, or (b) is an entity affiliated by common control with such Holder; provided, however, that (i) the Holder shall, with five (5) days after such transfer, furnish to the Company written notice of the name and address of such assignee, (ii) such assignee shall agree in writing to be bound by the terms and conditions of this Agreement, (iii) the inclusion of the assignee as a selling securityholder and the Transfer Restricted Securities held by such assignee in the Shelf Registration Statement may be accomplished by a Prospectus supplement filed pursuant to Rule 424 under the Securities Act and shall not require a post-effective amendment to the Shelf Registration Statement, and (iv) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the Indenture.

(d)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Securities Held by the Issuer or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its “affiliates” (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(f)            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of California, without regard to conflict of laws principles thereof.

(h)           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)            Additional Holders.  Notwithstanding anything to the contrary contained herein, if the Issuer shall sell additional Notes under the Indenture prior to the date that the Commission declares the Shelf Registration Statement effective, any such holder of such Notes shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Holder” and a party hereunder without the approval of the Holders; provided, however, that if such sale of additional Notes is after the effectiveness of the Shelf Registration Statement, then such holder of such Notes shall become a party to this Agreement only with the approval of a Majority of Holders.

(j)            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEKTAR THERAPEUTICS

By:	/s/ Ajay Bansal
Ajay Bansal
Chief Financial Officer

RESALE REGISTRATION RIGHTS AGREEMENT
SIGNATURE PAGE

HOLDERS:

Salomon Brothers Qualified Investor Portfolios Multi-Strategy Arbitrage Portfolio
Salomon Brothers Diversified Arbitrage Strategies Fund Ltd.
Salomon Brothers Enhanced Arbitrage Strategies Fund
CEBT- Comingled Employee Benefit Trust – Capital Structure Arbitrage
General Motors Employees Global Group Pension Trust
General Motors Welfare Benefits Trust
Salomon Brothers Market Neutral Arbitrage Fund L.P.

By:	Salomon Brothers Asset Management, Inc., the investment manager of each of the above listed Holders.

Signature:	/s/ Kenneth Lee

Print Name:	Kenneth Lee

Title:	Director

HOLDERS:

ALEXANDRA GLOBAL MASTER FUND LTD.

By:	Alexandra Investment Management, LLC, as Investment Advisor

Signature:	/s/ Mikhail Filimonov

Print Name:	Mikhail Filimonov

Title:	Chairman, CEO & Chief Investment Officer

NEKTAR THERAPEUTICS

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 3% Convertible Subordinated Notes due 2010 (the “Notes”) of Nektar Therapeutics (the “Issuer”), or common stock, par value $0.0001 per share (the “Shares” and together with the Notes, the “Transfer Restricted Securities”) of the Issuer understands that the Issuer has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Shelf Registration Statement”), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement, dated as of October 9, 2003 (the “Registration Rights Agreement”) between the Issuer and certain holders of the Transfer Restricted Securities.  All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Holder will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to the Holder (including certain indemnification provisions, as described below).  Holders that do not complete this Notice and Questionnaire within 15 days of becoming a party to the Registration Rights Agreement and deliver it to the Issuer as provided below will not be named as selling securityholders in the Prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.  Accordingly, Holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

NOTICE

The undersigned Holder (the “Selling Securityholder”) of Transfer Restricted Securities hereby gives notice to the Issuer of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuer, the Issuer’s directors, the Issuer’s officers who sign the Shelf Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided

1

in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.                                       (a)                                  Full legal name of Selling Securityholder:

(b)                                 Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in (3) below are held:

(c)                                  Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in (3) are held:

(d)                                 If the Selling Securityholder is a privately-owned entity, list the full legal name of each natural person with voting or investment control over securities of the Company held (or to be held as of the time of purchase of the Notes) by the Selling Securityholder:

2.                                       Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.                                       Beneficial ownership of Transfer Restricted Securities:

(a)                                  Type of Transfer Restricted Securities beneficially owned, and principal amount of Notes or number of shares of Common Stock, as the case may be, beneficially owned:

2

(b)                                 CUSIP No(s). of such Transfer Restricted Securities beneficially owned:

4.                                       Beneficial ownership of the Issuer’s securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Issuer other than the Transfer Restricted Securities listed above in Item (3) (“Other Securities”).

(a)                                  Type and amount of Other Securities beneficially owned by the Selling Securityholder:

(b)                                 CUSIP No(s). of such Other Securities beneficially owned:

5.                                       Relationship with the Issuer

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or their predecessors or affiliates) during the past three years.

State any exceptions here:

6.                                       Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all).  Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents.  If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible

3

for underwriting discounts or commissions or agent’s commissions.  Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions):

(i)                                  on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

(ii)                              in the over-the-counter market;

(iii)                          in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

(iv)                            through the writing of options.

In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.  Notwithstanding the forgoing, the undersigned understands that the Transfer Restricted Seucurities may not be delivered to clos out any short position entered into prior to the effective date of the Shelf Registration Statement.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Issuer.

7.                                       Please complete the following by checking the applicable box:

(a)	☐ Yes.	☐ No.	The Selling Securityholder received the Notes as compensation for the sale of securities or the delivery of investment services.

(b)	☐ Yes.	☐ No.	The Selling Securityholder is a registered Broker-Dealer under the Exchange Act.

(c)	☐ Yes.	☐ No.	The Selling Securityholder is an “affiliate” (as defined in the Exchange Act) of a registered Broker-Dealer under the Exchange Act.

If the Selling Securityholder is such an “affiliate”:

4

(i)	☐ Yes.	☐ No.	The Selling Securityholder is purchasing the Notes in the ordinary course of business.

(ii)	☐ Yes.	☐ No.

The Selling Securityholder does not and, as of the time of purchase of the Notes, did not have any agreement or understanding, whether directly or indirectly, with any person or entity to distribute or resell the Notes.

(d)	☐ Yes.	☐ No.	The Selling Securityholder does not have and, as of the time of purchase of the Notes, did not have any open short position in the securities of the Company.

If the Selling Securityholder does have such an open short position, indicate the size of that short position:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein and to deliver the Prospectus as required under applicable securities laws.

Pursuant to the Registration Rights Agreement, the Issuer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.  All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Issuer in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

5

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ______________

Name of Beneficial Owner

By:

Name:

Title:

Please return the completed and executed Notice and Questionnaire, by mail or facsimile, to:

Steve Kuan

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Facsimile:  (650) 849-7400

with a copy to:

Nektar Therapeutics
150 Industrial Road
San Carlos, California 94070
Attention:  Assistant Secretary

Facsimile:  (650) 620-5360